As filed with the Securities and Exchange Commission on July 31, 1995.
                                                 Registration No. 033-
   _____________________________________________________________________________

                        SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549
                                  _______________

                                     FORM S-8
                              Registration Statement
                                       Under
                            The Securities Act of  1933
                                  _______________

                                  THERMEDICS INC.
              (Exact name of registrant as specified in its charter)
                                  _______________


           MASSACHUSETTS                                        04-2788806
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                        Identification Number)


                                470 Wildwood Street
                                  P. O. Box 2999
                         Woburn, Massachusetts  01888-1799
                (Address of Principal Executive Offices) (Zip Code)


                            DIRECTORS STOCK OPTION PLAN
                             (as amended and restated)
                               (Full Title of Plan)


                           Sandra L. Lambert, Secretary
                                  Thermedics Inc.
                          c/o Thermo Electron Corporation
                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046
                      (Name and Address of Agent for Service)

                                    Copies to:
                     Seth H. Hoogasian, Esq., General Counsel
                                  Thermedics Inc.
                          c/o Thermo Electron Corporation
                                  81 Wyman Street
                                  P. O. Box 9046
                         Waltham, Massachusetts 02254-9046

                                   (617) 622-1000
           (Telephone Number, Including Area Code, of Agent For Service)


                                  ---------------
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                          CALCULATION OF REGISTRATION FEE
   _____________________________________________________________________________


     Proposed      Title of                  Proposed
      Maximum     securities   Amount to      Maximum       Amount of
     Offering        to be        be         aggregate    registration
     Price Per    registered  registered  offering price       fee
       Share
                 Common
    $19 3/16(1)  Stock, $.10    37,500      $719,532(1)    $249.00(1)
                 par value
                 per share

        In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the Directors Stock Option Plan to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.

   (1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933. The calculation of the proposed maximum aggregate offering price has been based upon (1) the registration hereunder of an aggregate of 37,500 shares and (2) the average of the high and low sales prices, $19 1/2 and $18 7/8, respectively, of the Registrant's Common Stock on the American Stock Exchange on July 25, 1995 as reported in The Wall Street Journal.


   _______________



























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                                      PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The information required by Part I is included in documents sent or given to participants in the Directors Stock Option Plan by Thermedics Inc. (the "Registrant" or the "Company") pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act").


                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.  Incorporation of Documents by Reference.

        The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

        (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended.

        (b) The Company's Quarterly Report on Form 10-Q for the three-month period ended April 1, 1995.

        (c) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A, filed under the Exchange Act, as amended.

        All reports or proxy statements filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

   Item 4.  Description of Securities.

        Not applicable.

   Item 5.  Interests of Named Experts and Counsel.

        The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is also General Counsel of Thermo Electron Corporation, the majority stockholder of the Company, and owns or has the right to acquire, pursuant to the exercise of stock options, shares of the Common Stock of the Company, of Thermo Electron Corporation, and of certain of Thermo Electron's subsidiaries, the fair market value of which exceeds $50,000.


                                        3
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   Item 6.  Indemnification of Directors and Officers.

        The Massachusetts Business Corporation Law and the Company's Articles of Organization and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

        Thermo Electron Corporation has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Company, against certain liabilities which might be incurred in connection with the performance of their duties.


   Item 7.  Exemption of Registration Claimed.

        Not Applicable.

   Item 8.  Exhibits.

        The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

   Item 9.  Undertakings.

        (a)  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

   (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



                                        4
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   (2)  That, for the purpose of determining any liability under the Securities
   Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.






















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                                    SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 28th day of July, 1995.

                                 THERMEDICS INC.

                                 By:  /s/ John W. Wood, Jr.
                                      John W. Wood, Jr., President
                                      and Chief Executive Officer



                                 POWER OF ATTORNEY

        Each of the undersigned Directors and Officers of Thermo Electron Corporation hereby appoints John N. Hatsopoulos, Paul F. Kelleher, Jonathan
   W. Painter, Seth H. Hoogasian and Sandra L. Lambert, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            Signature                Title
            ---------                -----
                                                                    Date
                                                                    ----
ate                                                                 Date
                                                                    ----


                               President, Chief Executive Officer
   /s/ John W. Wood, Jr.       and Director                       July 28, 1995
   John W. Wood, Jr.



                               Vice President, Chief Financial
   /s/ John N. Hatsopoulos     Officer and Chairman of the Board  July 28, 1995
   John N. Hatsopoulos

                               Vice President, Finance (Chief
   /s/ Paul F. Kelleher        Accounting Officer)                July 28, 1995

   Paul F. Kelleher


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            Signature                Title
            ---------                -----
                                                                    Date
                                    ----                            ----



   /s/ Peter O. Crisp          Director                           July 28, 1995
   Peter O. Crisp



   /s/ Paul F. Ferrari         Director                           July 28, 1995
   Paul F. Ferrari



   /s/ George N. Hatsopoulos   Director                           July 28, 1995

   George N. Hatsopoulos


   /s/ Robert C. Howard        Director                           July 28, 1995

   Robert C. Howard


   /s/ Arvin H. Smith          Director                           July 28, 1995

   Arvin H. Smith


   /s/ Nicholas T. Zervas      Director                           July 28, 1995

   Nicholas T. Zervas



























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                                   EXHIBIT INDEX


   Exhibit
   Number         Description                                  Page

   4.1 Articles of Organization of the Registrant (incorporated herein by reference to
                  Exhibit 3.1 to the Registrant's Annual
                  Report on Form 10-K for the fiscal year
                  ended December 31, 1988 (File No. 1-9567)).

   4.2 Amendment to Articles of Organization of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 2, 1993 (File No. 1-9567)).

   4.3            Amended and Restated By-Laws of the Registrant
                  (incorporated herein by reference to Exhibit
                  3(c) to the Registrant's Quarterly
                  Report on Form 10-Q for the quarter
                  ended March 28, 1992 (File No. 1-9567)).

   4.4 Directors Stock Option Plan, as amended and restated (incorporated herein by reference to Exhibit 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (File No. 1-9567)).

   5.1            Opinion of Seth H. Hoogasian, Esq.             9

   23.1           Consent of Arthur Andersen LLP                11

   23.2           Consent of Seth H. Hoogasian, Esq.
                  (contained in his opinion filed as
                  Exhibit 5.1).

   24.1           Power of Attorney (see signature pages
                  to this Registration Statement).





   AA951880031